EXHIBIT 10.19


FORM OF STOCK ACQUISITION AGREEMENT BETWEEN SIMMONS HOLDINGS, INC. AND MARTIN R.
     PASSAGLIA; LEO T. BEENNAN; AND ROBERT K. BARTON, DATED AS OF MARCH 22, 1996



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                           STOCK ACQUISITION AGREEMENT

    THIS STOCK ACQUISITION AGREEMENT (this "Agreement") is made effective as of March 22, 1996 (the "Effective Date") between Simmons Holdings, Inc., a Delaware corporation (the "Issuer") and _________________________ ("Employee").

R E C I T A L S
- - - - - - - - -

    A. Employee is an employee of Simmons Company, a Delaware corporation ("Employer"), and desires to acquire an equity interest in Issuer.

    B. Employee currently owns ___________________ shares of Common Stock of Employer ("Employer Common Stock").

    C. In connection with the acquisition of Employer by Issuer, Issuer is willing to transfer to Employee shares of Class C Stock, par value $.01 per share ("Class C Stock"), of Issuer, subject to the terms and conditions of this Agreement.

AGREEMENTS
- ----------

          1.        Definitions. Capitalized terms used herein shall have the
                    -----------
following meanings:

                    "Act" means the securities Act of 1933, as amended.

                    "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, (i) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise or (ii) to direct or cause the direction of management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

                    "Agreement" means this Stock Purchase Agreement.

                    "Approved Retirement" means the retirement of Employee on or after his sixty-fifth (65th) birthday or, if earlier, either for Good Reason or approved by the Board of Directors of Issuer.

                    "Approved Sale" means a transaction or a series of related transactions which results in a bona fide, unaffiliated change of beneficial ownership of Employer or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of Issuer), whether pursuant to the sale of the stock of Employer or Issuer, the sale of the assets of Employer, or a merger or consolidation involving Employer or Issuer.



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                    "Cause" when used in connection with the termination of
employment of Employee, means (i) the conviction for the commission of, or a plea of guilty or nolo contendere made by Employee in response to a charge
                  ---------------
involving, a felony or a crime involving moral turpitude, (ii) the embezzlement or misappropriation of funds or property of Issuer, Employer or any Subsidiary,
(iii) the continued use of alcohol or drugs to an extent, which, consistent with the Substance Abuse Policy of Employer adopted October 14, 1994, would result in Employee's Termination, (iv) the intentional, unauthorized disclosure of proprietary information or confidential records of Issuer, Employer or any Subsidiary or (v) the willful failure or refusal to perform (unless for Good Reason) those duties reasonably assigned or delegated to Employee by the Board of Directors of Employer which failure or refusal continues following (A) the Board of Directors giving Employee written notice setting forth the facts or events constituting such failure or refusal and (B) a reasonable opportunity to correct the deficiencies or other problems specified in such notice to the reasonable satisfaction of such Board.

                    "Certificate of Designation" means the Certificate of Designation of Issuer setting forth, inter alia, the rights, preferences and
                                     ----------
privileges of and restrictions on the Class A Stock, the Class C Stock, the Class D Stock and the Common Stock of Issuer.

                    "Class C Stock" is defined in recital C.

                    "Cost" equals $2.6592, subject to adjustment pursuant to
Section 10.

                    "Disability" means that Employee becomes physically or mentally incapacitated or disabled so that he or she is unable to perform for Employer or a Subsidiary substantially the same services as he or she performed prior to incurring such incapacity or disability or to devote his or her full working time or use his or her best efforts to advance the business and welfare of Employer or a Subsidiary for an aggregate period of six months during any 12 month period.

                    "Effective Date" is defined in the preamble.

                    "Employee" is defined in the preamble.

                    "Employer" is defined in recital A.

                    "Employer Common Stock" is defined in recital B.

                    "Endorsed Certificate" means a stock certificate evidencing the shares properly endorsed for transfer, or, in the alternative, an appropriate certification as to the lost, stolen or missing status of such stock certificate.

                    "Fair Market Value" means the value of a Share, as of the Termination Date, determined pursuant to Section 4(c).

                    "Fiscal Year" means the fiscal year of Issuer.

                    "Good Reason" means (i) the assignment to Employee of any duties inconsistent with Employee's position (including status, offices, titles and reporting requirements), (ii) a

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demotion in the job title of Employee, (iii) a reduction in the compensation paid to Employee, unless such reduction is comparable to an across-the-board reduction applicable to all senior management employees of Employer due to adverse business circumstances, (iv) a request of Employee to relocate his office to a distance of greater than seventy-five (75) miles from the present site of his office, or (v) any other action by Employer which results in a material diminution in the position, authority, duties or responsibilities of Employee.

                    "Initial Public Offering" means the effectiveness of a registration statement under the Act covering any of the capital stock of Issuer or Employer (other than preferred stock that is not convertible into common stock) and the completion of a sale of such stock thereunder, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq stock Market or is traded or quoted on any other national stock exchange or securities system.

                    "Issuer" is defined in the preamble.

                    "Issuer Note" is defined in Section 4(a)

                    "Lock-Up Period" means, in the case of an Initial Public Offering, the 180-day period commencing on the effective date of the registration statement covering capital stock of Issuer or Employer sold in such Initial Public Offering, and, in the case of any subsequent registered offering, the 90-day period commencing on the effective date of the registration statement relating to such offering, or, in either case, such lesser period as may be agreed upon with the underwriters of such offering.

                    "Permitted Transferee" is defined in Section 3.

                    "Person" means any natural person, partnership, corporation, trust or incorporated organization.

                    "Repurchase Period" is defined in Section 4(a).

                    "Repurchase Price" is defined in Section 4(a)

                    "Second Repurchase Period" is defined in Section 4(a).

                    "Shareholder" means SH Equity Limited, a Cayman Islands company.

                    "Shares" is defined in Section 2.

                    "Subsidiary" means any joint venture, corporation, partnership or other entity as to which Issuer or Employer, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

                    "Termination Date" means the date on which Employee ceases to be employed by Employer or any Affiliate of Employer for any reason; provided, however, that Employee shall

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not be considered to have ceased to be employed by Employer or any Affiliate of
Employer if he or she continues to be employed by Employer or any Subsidiary.

                    2. Purchase and Sale of Shares. On the terms and subject to
                       ---------------------------
the conditions hereof; Issuer hereby sells and transfers to Employee ____________ shares of Class C Stock (the "Shares") in consideration of the transfer by Employee to Issuer of __________ shares of Employer Common Stock, receipt of which is hereby acknowledged by Issuer.

                    3. Restrictions on Transfers of Shares. Subject to Section
                       -----------------------------------
4 hereof, prior to the earliar (i) the termination of the Lock-Up Period following an Initial Public Offering or (ii) an Approved Sale, the Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that Employee may transfer the Shares (i) to his or her spouse, child, estate, personal representative, heir or successor or to a trust for the benefit of Employee or his or her spouse, child or heir (a "Permitted Transferee") or (ii) pursuant to Sections 4 or 5 of the Certificate of Designation. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Shares except a person who acquires the Shares pursuant to Section 4 of the Certificate of Designation. The stock certificates issued to evidence Shares hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

          4.        Repurchase of Shares.
                    ---------------------

                    (a) In the event that Employee's Termination Date occurs for any reason prior to an Initial Public Offering or an Approved Sale, the Shares shall be subject to repurchase as follows:

                    (i) Issuer shall, during the sixty (60) days following the Termination Date (the "Repurchase Period"), have a one-time right to purchase all, but not less than all, of the Shares.

                    (ii) If Issuer does not elect to purchase the Shares during the Repurchase Period, then Shareholder, during the thirty (30) days following the expiration of the Repurchase Period (the "Second Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Shares.

                    (iii) The purchase price (the "Repurchase Price") for each Share shall be the Fair Market Value.

                    (iv) If Issuer or Shareholder elects to purchase the Shares, it shall notify Employee at or before the end of the Repurchase Period or, in the case of Shareholder, the Second Repurchase Period, and the Repurchase Price shall be paid in cash at a time set by Issuer or Shareholder, as the case may be, which time shall be within thirty (30) days after the end of the Repurchase Periods or Second Repurchase Period, as the case may be, provided that Employee has presented to Issuer or Shareholder an Endorsed Certificate.

                    (v)         The Shares  shall  be transferred  to  Issuer or
Shareholder,  as  applicable,  free  and  clear  of  all   liens,  encumbrances,
mortgages, pledges, security interests,

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restrictions,  prior assignments  and claims  of any  kind or  nature whatsoever except those created by the Certificate of Designation or this Agreement.

                    (vi) Employee shall not be obligated to transfer any Shares to Issuer or Shareholder, as applicable, unless, concurrently with the repurchase of Shares hereunder, Issuer or shareholder, as the case may be, repurchases (A) pursuant to Section 4 of the Bonus Stock Purchase Agreement dated as of March 22, 1996 between Employee and Issuer, all of the Shares (as defined therein), (B) pursuant to Section 4 of the Stock Purchase Agreement dated as of March 22, 1996 between Employee and Issuer, all of the Shares (as defined therein), (C) pursuant to Section 9 of the Stock Option Agreement dated as of March 22, 1996, between Employee, as Optionee, and Issuer, all of the Option Shares (as defined therein) and (D) pursuant to Section 9 of the Anti-Dilution Stock Option Agreement dated as of March 22, 1996, between Employee, as Optionee, and Issuer, all of the Option Shares (as defined therein).

    Notwithstanding Employee's failure to deliver the Endorsed Certificate, the Shares represented thereby shall be deemed to be owned by Issuer or Shareholder, as applicable, upon (A) the payment by Issuer or Shareholder, as applicable, of the purchase price to Employee or his or her Permitted Transferee or (B) notice to Employee or his or her Permitted Transferee that Issuer or Shareholder, as applicable, is holding the purchase price in the United States for the account of Employee or such Permitted Transferee, and upon such payment or notice (x) Employee and such Permitted Transferee will have no further rights in such Shares, (y) Issuer or Shareholder, as applicable, shall be entitled to specific performance of Employee's or such Permitted Transferee's obligation to deliver such Endorsed Certificate and (z) Employee and his or her Permitted Transferee shall be jointly and severally liable for all reasonable attorneys' fees and other costs and expenses incurred by Issuer or Shareholder, as applicable, in enforcing its right to repurchase Shares hereunder and shall pay to Issuer or Shareholder, as applicable, promptly upon demand the amount of all such fees and expenses. If Issuer or Shareholder does not purchase the Shares pursuant to this Section 4(a), the restrictions on transfer thereof contained in Section 3 of this Agreement shall terminate and be of no further force and effect; provided, however, that such Shares shall remain subject to the provisions of sections 4 and 5 of the Certificate of Designation.

                         (b) If Employee's  Termination Date occurs prior to an
Initial Public Offering or an Approved Sale due to Employee's death, Disability or Approved Retirement, or in the event of an Approved Sale (substituting 75% for 50~% in such definition) in which substantially all of the proceeds of such Approved Sale are not reinvested in a similar or like business to the manufacturing of bedding products within one (1) year of such Approved Sale, Employee or his or her representative shall have a one-time right to require Issuer to purchase all, but not less than all, of the Shares at Fair Market Value, provided, that such right must be exercised within one-hundred-eighty
(180) days after the Termination Date, or, in the case of an Approved Sale, the first anniversary of such Approved Sale. The Repurchase Price shall be paid in the form of cash or, at the option of Issuer in the event the purchase is following Employee's death, disability or Approved Retirement, a combination of an amount of cash equal to the Cost of the repurchased Shares and the issuance of an Issuer Note the principal amount of which is equal to the difference between the Repurchase Price for the Shares and the Cost of the Shares, bearing interest at a rate equal to the rate at which interest is calculated at such time pursuant to the Revolving Credit

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Agreement, provided that  such rate shall in  no event exceed ten  percent (10%)
per annum, provided further that up to fifty percent (50%) of any interest payment shall, at the option of the Issuer, be payable in additional Issuer Notes of like tenor. All such Issuer Notes shall mature on the earliest to occur of (x) the third anniversary of the date on which the Issuer Note is issued, (y) the sale of stock of the Issuer pursuant to an Initial Public Offering, or (z) an Approved Sale. The Repurchase Price shall be paid on the Put Date, which date shall be the later of (i) the thirtieth (30th) day after Issuer has received notice of Employee's election to exercise his or her put right, or (ii) the day that Employee presents to Issuer the Endorsed Certificate. The Shares shall be transferred to Issuer free and clear of all liens, encumbrances, mortgages, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever except those created by the Certificate of Designation or this Agreement. Notwithstanding anything to the contrary in the foregoing, the Issuer's obligation to repurchase any of the Shares shall be suspended if
(i) such repurchase would render the Issuer unable to meet its obligations in the ordinary course of business; (ii) the Issuer is prohibited from doing so by applicable law restricting the purchase by a corporation of its own shares; or
(iii) such repurchase would constitute a breach of or default or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party, any of such events constituting a "Repurchase Disability." In the event of a Repurchase Disability, the Issuer shall repurchase the Shares as soon as reasonably practicable after all Repurchase Disabilities cease to exist (and the Issuer may also elect but shall have no obligation, to cause its nominee to repurchase such shares while any Repurchase Disabilities continue to exist). In the event that the Issuer suspends its obligation to repurchase shares pursuant to a Repurchase Disability, then, upon repurchase of the shares, the Issuer shall pay to Employee or his or her representative (as applicable) an additional amount equal to interest on the original repurchase price calculated at the Applicable Federal Rate (as set forth in Section 1274 of the Code or the Treasury Regulations promulgated thereunder) from the date the repurchase would have occurred but for such Repurchase Disability to (but not including) the date such repurchase actually occurs.

                    (c) The Fair Market Value shall be determined in good faith by Issuer's Board of Directors. If the Board determination is challenged by Employee, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value. If Employee and Issuer cannot agree upon an investment banker or appraiser, Employee and Issuer shall each choose an investment banker or appraiser and the two investment bankers or appraisers shall choose a third investment banker or appraiser who alone shall establish the Fair Market Value. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of Issuer (without reduction for minority discount or lack of liquidtry of the Shares) and shall be determined using customary criteria generally employed within the investment banking community at the time such determination is made for valuing an entity similar to Issuer. The investment banker's or appraiser's determination shall be conclusive and binding on Shareholder, Issuer and Employee. Issuer shall bear all costs incurred in connection with the services of such investment banker or appraiser unless the Fair Market Value established by such investment banker or appraiser is (i) less than or equal to 110% of the Board of Directors' determination, in which case Employee shall promptly pay or reimburse Issuer for such costs or (ii) greater than 110% but less than 125% of

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the Board of Directors' determination, in which case Employee shall promptly pay or reimburse Issuer for 50% of such costs.

    (d) For so long as Employee or his or her Permitted Transferee owns the Shares, Issuer agrees that it shall, upon the written request of Employee, provide Employee with annual financial statements of Issuer promptly upon the completion of the preparation of such statements. Such annual financial statements shall be accompanied by an audit report by Issuer's independent accountants.

          5.        Representations and Covenants of Issuer. Issuer represents
                    ---------------------------------------
and warrants to Employee as follows:

                    (a) Issuer is a corporation duly organized, validly existing and in good standi(ng under the laws of the state of Delaware.

                    (b) Issuer has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein. This Agreement is a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights, and for the limitations imposed by general principles of equity.

                    (c) Issuer is the lawful record and beneficial owner of all of the Shares and is hereby transferring the Shares being purchased hereunder to Employee free and clear of all liens, encumbrances, mortgages, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever, except those created by the Certificate of Designation or this Agreement.

          6.        Representations, Acknowledgments, and Covenants of Employee
                    -----------------------------------------------------------

                  (a) Employee hereby represents and warrants to Issuer as follows:

                    (i) Employee is acquiring the Shares for investment for his or her own account and without a view to further distribution of the Shares.

                    (ii) Employee is either (A) an executive officer (as defined in Rule 501 promulgated under the Act) of Employer or (B) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares.

                    (iii) Employee is solely responsible for making his or her own independent decision to make an investment in the Shares and is under no express or implied obligation to Employer or Issuer to acquire the Shares.

                                        7



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                         (b) Employee hereby acknowledges to Issuer as follows:

                    (i) The Shares are being transferred to Employee without registration under the Act pursuant to exemptions from registration thereunder. Employee cannot transfer the Shares except pursuant to an effective registration statement or an exemption from registration under the Act.

                    (ii) The Shares are nonvoting in the election of directors and certain other matters and are subject to the terms and restrictions of the Certificate of Designation.

                    (c) If (i) the Board of Directors of Issuer determines pursuant to Section 9 of the Certificate of Designation that the Initial Public Offering shall include a secondary offering of outstanding shares of stock of Issuer and (ii) the managing underwriter, if any, of such Initial Public Offering is of the opinion that the inclusion of shares of stock held by officers and employees of Employer and its Subsidiaries may adversely affect the success of such offering, Employee hereby covenants and agrees that in such event he or she will not elect to include any Shares in such offerings. Employee further acknowledges and agrees that shares of stock of Issuer held by stockholders that are neither officers nor employees of Employer or a Subsidiary may be included in the Initial Public Offering to the extent such inclusion would not adversely affect the success of such offering despite the exclusion from such offering of shares held by Employee or other stockholders who are officers or employees of Employer or a Subsidiary.

                    7. Governing Law. All terms of and rights under this
                       -------------
Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

                    8. Notices. All notices, requests, demands, and other
                       -------
communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party, if to Issuer at its principal executive offices, addressed to the attention of Issuer's Secretary; if to Shareholder at its principal executive offices, addressed to the attention of Shareholder's Secretary; and if to Employee at his or her address as it appears on the books of his or her employer (or at such other address as shall be given in writing by Employee or his or her Permitted Transferee to Issuer).

                    9. Amendments and Waivers. This Agreement may be amended,
                       ----------------------
and any provision hereof may be waived, only by a writing signed by the party to be charged.

                    10. Capitalizations, Exchanges, Etc Affecting Shares;
                        -------------------------------------------------
Adjustment of Cost; Dilution.
- ----------------------------

                    (a) The provisions of this Agreement shall apply to any and all shares of capital stock of Issuer or any successor or assign of Issuer that may be issued in respect of, in exchange for, or in substitution of, the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise, other than an Approved Sale.

                    (b) In the event of any reorganization, stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization reclassification, merger, consolidation

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or similar event, other than an Approved Sale, as a result of which Employee holds a lesser or greater number of Shares and/or other securities, the Cost of a Share or other security shall be appropriately adjusted, provided that the aggregate Cost of all Shares and securities held by Employee immediately after such event shall remain equal to the aggregate Cost of all Shares held by Employee immediately prior to such event.

                     (c) Except as specifically provided in the Certificate of Designation, nothing herein shall prohibit or restrict Issuer from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, the issuance and sale of additional shares of capital stock of Issuer or any merger, consolidation, liquidation or sale of assets, or create in Employee or his or her Permitted Transferee any rights to acquire or receive additional shares of capital stock of Issuer or otherwise be protected against dilution.

          11.       Legends. All certificates representing the Shares shall, in
                    -------
addition to other legends that may be required by state or federal securities laws, bear the following legends:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

          "THESE SECURITIES ARE SUBJECT TO MANDATORY REDEMPTION BY THE CORPORATION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

          "THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT, DATED EFFECTIVE AS OF MARCH 22, 1996, BY AND BETWEEN THE CORPORATION AND THE STOCKHOLDER WHICH, AMONG OTHER THINGS, SUBSTANTIALLY RESTRICTS THE TRANSFERABILITY OF THE SECURITIES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. THE SALE, TRANSFER, OTHER DISPOSITION, AND VOTING OF THE SECURITIES ARE SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THESE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF TO THE CORPORATION OF COMPLIANCE THEREWITH."

          12.       Entire Agreement. This Agreement sets forth the entire
                    ----------------
agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements, and understandings of any kind or nature.

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          13.       Headings. The headings preceding the text of the sections
                    --------
hereof are inserted sole1y for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          14.       Further Assurances. Each party shall cooperate and take such
                    ------------------
action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

          15.       Not An Employment Contract. Nothing in this Agreement or any
                    --------------------------
other instrument executed pursuant hereto shall confer upon Employee any right to continue in the employ of Employer or any Subsidiary or shall affect the right of Employer or any Subsidiary to terminate the employment of Employee with or without Cause.

          16.       Arbitration. The parties shall endeavor to settle all
                    -----------
disputes by amicable negotiations. Except as otherwise provided in Section 4(c) hereof, any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration, as follows:

                    (a) Any such arbitration shall be heard in The City of New York, New York, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Upon the written Request for Arbitration by either party hereto to commence arbitration hereunder, the parties shall attempt to mutually agree as to the number and identity of the arbitrator(s) within thirty (30) days of the date of such Request. Except as the parties may otherwise agree, all arbitrators (if not selected by the parties hereto within thirty (30) days of a written Request for Arbitration) shall be appointed pursuant to the commercial arbitration rules of the American Arbitration Association. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the number of arbitrators and their identity shall be final.

                    (b) An arbitration may be commenced by any party to this Agreement by the service of a written Request for Arbitration upon the other affected parties. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated.


                    (c) All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrators shall award costs and attorneys' fees to the prevailing party. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

                    (d) Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                    (e) It is intended that controversies or claims submitted to arbitration under this Section 16 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to

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enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

                    (f) Any arbitration under this Section 16 shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association.

          17.       Binding Effect. This Agreement shall inure to the benefit of
                    --------------
and be binding upon the parties hereto and their respective permitted successors and assigns.

          IN WITNESS WHEREOF, this Agreement is made effective as of the date first above written.

                         SIMMONS HOLDINGS, INC

                         By:
                             ----------------------------
                         Name:
                               --------------------------
                         Title:
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